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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
NTN Communications, Inc.:


   We consent to incorporation by reference in the registration statements (No. 333-17247 and No. 333-12777) on Form S-8 and in the registration statements (No. 333-80143, No. 333-69383, No. 333-40625, No. 333-14129, No. 33-42350, No.
33-77826, No. 33-97780, No. 33-64417 and No. 333-03805) on Form S-3 of NTN
Communications, Inc. of our report dated March 9, 2000, relating to the consolidated balance sheets of NTN Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1999, and the related financial statement schedule, which report appears in the December 31, 1999 annual report on Form 10-K on NTN Communications, Inc.

                                        /s/ KPMG LLP

San Diego, California
March 15, 2000